Exhibit 99.1

Select Inquiries Received Year to Date 2022

Select Inquiries Received through September 8, 2022

1) What was loan unit volume growth in August 2022?

The following table summarizes the change in Consumer Loan assignment unit volume in August 2022 as compared to the same period in the prior year:

One Month Ended	Year over Year Percent Change in Unit Volume
August 31, 2022 (1)	37.0%

(1) August 2022 had one more business day than August 2021.

Credit Acceptance Corporation, in disclosing this information regarding monthly Consumer Loan assignment unit volume, is not acknowledging any obligation to have done so and is not undertaking any obligation to disclose monthly Consumer Loan assignment unit volume information in the future.